Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of Universal Technical Institute, Inc. (the “Company”) on Form 10-K for the year ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jennifer L. Haslip, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented.

Dated: December 23, 2004	/s/ Jennifer L. Haslip
Jennifer L. Haslip
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary Universal Technical Institute, Inc.

A signed original of this written statement required by Section 906 has been provided to Universal Technical Institute, Inc. and will be retained by Universal Technical Institute, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.